SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): November 25, 1997
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
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             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
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     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
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     (Address of Principal Executive                (Zip Code)
                 Offices)



              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833




                               NOT APPLICABLE
     ----------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)




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                             ITEM 5:  OTHER EVENTS
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La Teko Resources Ltd. (the "Company") announced on November 25, 1997, that it has signed a letter agreement with Kennecott Exploration Company and Kennecott Canada Exploration, Inc. (collectively, "Kennecott") for the acquisition of two drill stage gold exploration projects, Scheelite Dome in the Yukon and Mt. Distin in Alaska. Both projects occur in geological environments which are similar to the Company's True North joint venture with Newmont in the Fairbanks Mining District and both have excellent potential for the discovery of major gold deposits. These projects complement La Teko's key assets, the True North project, which is continuing to make rapid progress toward the definition of a minable ore body.

SCHEELITE DOME, YUKON

The Scheelite Dome project, consisting of 575 claims covering approximately 14,375 hectares, is accessible by 25 kilometers of road from Mayo, central Yukon Territory. This is a new discovery made by Kennecott in 1994 at the headwaters of two active placer mining creeks, Highet Creek and Sabbath Creek. Gold mineralization occurs disseminated in schist and quartzite of the Proterozoic Hyland Group adjacent to 90 million-year old granitic intrusions of the Tombstone plutonic suite. Both of the metamorphic host rocks and the intrusions are of similar age and character as those occurring with gold mineralization at Fairbanks, particularly at True North.

Kennecott has defined a strong gold in soil geochemical anomaly which extends for over three kilometers along strike and averages one kilometer wide. Within this anomaly, soils average several hundred ppb (parts per billion) gold, with values as high as 1,640 pbb. Trenching within this zone yielded values as high as 84.3 g/ton (gpt) gold and over 4 m and 20.6 gpt gold over 4.5 m. One ridge line trench averaged .33 gpt gold along its total length of 744 m.

During the summer of 1997, Kennecott completed a small reverse circulation drill program, including 13 holes for a total of 1052 m, within two restricted parts of the anomaly. All the holes were mineralized and individual holes ranged from
 .02 gpt over 25 m to .48 gpt over 29 m and .24 gpt over 107. The highest value encountered was 4.88 gpt over 1.5 m.

La Teko has the right to earn a 100% interest in the property by completing Cdn$800,000 in exploration over the next four years and by making payments to an underlying claim holder of Cdn$135,000 over the next two years. The underlying vendor also retains a 2% NSR on part of the claim block, which can be purchased for Cdn$2 million. Kennecott retains a one time right, at feasibility, to back in for a 49% interest in the project by paying La Teko 150% of La Teko's expenditures on the project to that date or otherwise receive a 2% NSR.

This gold soil geochemical anomaly is extremely large and strong, representing a tremendously large, low grade gold mineralized system as evidenced by initial trenching and drilling. The Company believes that there is an excellent opportunity for the discovery of large sized, enriched zones of economic gold mineralization within this system, which will only be identified by drilling. The Company plans an early summer 1998 mapping, trenching, and geophysical program on the property to refine drill targets, to be followed by a larger diameter reverse circulation drilling program.

MT. DISTIN, ALASKA

This 30 square kilometer project is accessible by road 32 kilometers north of the famous placer gold mining center of Nome, Alaska, which has produced over 6 million ounces of gold. Kennecott acquired the project from the Bering Straits Native Corporation ("Bering Straits") in 1995 as part of an ongoing regional gold exploration program, which resulted in the identification of the Mt. Distin block as a key center for potential lode gold mineralization.

Mt. Distin is underlain by the Paleozoic Nome Group schist and quartzite, overlain by marble which forms the top of Mt. Distin. Gold occurs disseminated with quartz, arsenopyrite and stibnite in faults and shear zones within the schists immediately beneath the marble contact. Geochemical sampling by Kennecott has defined two areas of strongly anomalous gold, arsenic, and antimony in soils. The Steep Creek zone is 4,000 m long by 750 m wide. Kennecott drilled only one hole in this anomaly and encountered 15.2 m of disseminated gold mineralization grading 2.06 gpt gold. The structure believed to be controlling the mineralization has been mapped for one kilometer along strike and is open in both directions. Other potential gold bearing structures have been identified. The second zone, Fred Creek, measures 1,500 m by 600 m and has not been drilled. A single trench across the zone averaged 274 ppb gold over 64 m.

Through an assignment of an agreement with Bering Straits from Kennecott, La Teko will have the right to earn a 100% interest in the project by making annual payments to Bering Straits of US$15,000 in year one and US$20,000 for the next four years and completing US$875,000 in exploration over the same five year time frame. Annual cash payments on adjoining claims included in the project are US$10,000 for the first two years and US$25,000 thereafter, with a 2% NSR.
After five years, the agreement with Bering Straits will convert to a mining lease. Advance royalty payments are US$50,000 on January 31st of the first year
(2003), US$100,000 in the second year, and US$150,000 annually thereafter. Work obligations during the lease period are US$500,000 annually. Bering Straits retains a 2.5% NSR and an 8% Net Profits Royalty, plus the right to purchase a 10% property interest.

In return for the assignment, La Teko will issue 30,000 shares to Kennecott upon closing of this transaction and receipt of regulatory approval, 40,000 shares on the first anniversary, 50,000 on the second anniversary, and 80,000 on the third anniversary. In addition, La Teko will issue 500,000 shares to Kennecott upon a production decision for a gold mining operation on the property.

This agreement is subject to La Teko advancing Cdn$30,000 to Kennecott on or before January 9, 1998, to signing a definitive agreement on or before February 13, 1998, and to necessary regulatory approval.

[Map attached indicating location of new acreage.]


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                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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      The following is filed as an exhibit to this report:

               SEC
Item No.    Reference No.  Title of Document
---------  --------------  ----------------------------------------------------

   10         10.01        Letter Agreement dated of 24 November, 1997, between
                           Kennecott Canada Exploration, Inc., and La Teko
                           Resources Ltd., relating to Mt. Distin and Scheelite
                           Dome Projects


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                                   SIGNATURES
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      Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.



Dated:  December 10, 1997                 By /s/ Gerald G. Carlson, President